Exhibit 99.1

ASTROTECH BEGINS SEARCH FOR STRATEGIC ACQUISITIONS

Austin, Texas – November 17, 2021 – Astrotech Corporation (Nasdaq: ASTC) now intends to actively pursue strategic and accretive acquisition opportunities.  Tom Wilkson, as Lead Independent Director, will focus on identifying strategic acquisitions for Astrotech Corporation and its subsidiaries.

Mr. Wilkinson has been a board member of Astrotech since 2018.  He has extensive experience in M&A, strategy, and leading public companies, most recently as Chief Executive Officer of Xplore Technologies, Sonim Technologies, and Cipherloc Corporation, where he continues to serve as Chairman of the Board. Thomas B. Pickens III, Chairman and CEO of Astrotech Corporation, was Chairman of the Board for Xplore Technologies, and worked with Mr. Wilkinson as CEO to successfully sell the business to Zebra Technologies in 2018.

Ideal acquisition candidates for Astrotech will complement or improve the company’s core technology, accelerate revenue growth, and/or reduce time to market, while being accretive to earnings and therefore shareholder value. Through this effort, we expect to enhance the deployment of our core technology in multiple use cases, including in medical equipment, industrial instrumentation, security, and safety. We expect the application of our technology to be complementary to the performance of our target acquisitions.

“We are finding many attractive opportunities and we are delighted to appoint Mr. Wilkinson to this new role within the board of directors of Astrotech,” stated Mr. Pickens. “Having been a board member since 2018, Mr. Wilkinson understands our business well and his professional background is ideal for this role.”

About Astrotech

Astrotech (NASDAQ: ASTC) is a mass spectrometry company that launches, manages, and commercializes scalable companies based on its innovative core technology through its wholly-owned subsidiaries.  1st Detect develops, manufactures, and sells trace detectors for use in the security and detection market. AgLAB is developing chemical analyzers for use in the agriculture market.  BreathTech is developing a breath analysis tool to provide early detection of lung diseases. Astrotech is headquartered in Austin, Texas. For information, please visit www.astrotechcorp.com.

Forward-Looking Statements

This press release contains forward-looking statements that are made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks, trends, and uncertainties that could cause actual results to be materially different from the forward-looking statement. These factors include, but are not limited to, the severity and duration of the COVID-19 pandemic and its impact on the U.S. and worldwide economy, the timing, scope and effect of further U.S. and international governmental, regulatory, fiscal, monetary and public health responses to the COVID-19 pandemic, the Company’s use of proceeds from the common stock offerings, whether we can successfully complete the development of our new products and proprietary technologies, whether we can obtain the FDA and other regulatory approvals required to market our products under development in the United States or abroad, whether the market will accept our products and services and whether we are successful in identifying, completing and integrating acquisitions, as well as other risk factors and business considerations described in the Company’s Securities and Exchange Commission filings including the Company’s most recent Annual Report on Form 10-K. Any forward-looking statements in this document should be evaluated in light of these important risk factors. Although the Company believes the expectations reflected in its forward-looking statements are reasonable and are based on reasonable assumptions, no assurance can be given that these assumptions are accurate or that any of these expectations will be achieved (in full or at all) or will prove to have been correct. Moreover, such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Company, which may cause actual results to differ materially from those implied or expressed by the forward-looking statements.  In addition, any forward-looking statements included in this press release represent the Company’s views only as of the date of its publication and should not be relied upon as representing its views as of any subsequent date. The Company assumes no obligation to correct or update these forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.

Company Contact: Eric Stober, Chief Financial Officer, Astrotech Corporation, (512) 485-9530